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                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to Toll Brothers, Inc. Stock Incentive Plan (1998) of our report dated December 9, 2003, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2003, filed with the Securities and Exchange Commission.




Philadelphia, Pennsylvania
March 15, 2004